Exhibit 10.2
EXHIBIT F TO ASSET PURCHASE AGREEMENT
TRADEMARK LICENSE AGREEMENT
     This Trademark License Agreement (the “Agreement”) is entered into as of September 28, 2007 (the “Effective Date”), by and between TeleTech Holdings, Inc., a Delaware corporation (“Licensor”), and Aspen Marketing Services, Inc., a Delaware corporation, (“Licensee”), (collectively, the “Parties”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Software License Agreement (as defined below).
RECITALS
     WHEREAS, the Parties hereto executed a Software and Intellectual Property License Agreement dated September 28, 2007 (the “Software License Agreement”) whereby they have agreed to enter into this Agreement;
     WHEREAS, Licensor owns the trademarks set forth in Section 1 of Schedule 1 attached hereto (the “Licensed Marks”); and
     WHEREAS, Licensee desires to obtain from Licensor a license to use the Licensed Marks pursuant to the terms and conditions set forth herein, including Schedule 1 attached hereto.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:
1. LICENSE
     Subject to the restrictions, terms and conditions of this Agreement, Licensor hereby grants to Licensee:
     (a) an exclusive, non-assignable, revocable, nontransferable, limited license to use the Licensed Marks solely in connection with the Software and the provision of the Services in the Territory for the Automotive Field of Use; and
     (b) a non-exclusive, non-assignable, revocable, nontransferable, limited license to use the Licensed Marks in connection with the Software and the provision of the Services in the Territory for the Non-Automotive Field of Use.
     Notwithstanding the foregoing, Licensor retains the rights to use the Licensed Marks (i) outside the Territory, and (ii) in the Territory with respect to any field of use other than the Automotive Field of Use.
     Licensee shall have no right to sublicense the Licensed Marks, or to grant sublicenses under this Agreement. In no event shall Licensee use the Licensed Marks for any reason beyond the terms provided in this Agreement without first obtaining the prior written consent of Licensor. Licensor retains all other rights not specifically granted herein.
2. TRADEMARK RIGHTS AND OWNERSHIP
     Licensee agrees and acknowledges that:
     (a) Licensor is the exclusive owner of all right, title and interest in and to the Licensed Marks including any goodwill associated therewith, subject to the license granted to Licensee hereunder. To the extent any right, title

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or interest in the Licensed Marks become vested in Licensee by operation of law or otherwise, Licensee hereby assigns irrevocably any such right, title or interest to Licensor;
     (b) except as provided in this Agreement, Licensee acquires no right, title or interest in or to any of the Licensed Marks;
     (c) any use of the Licensed Marks by the Licensee and the goodwill arising from such use shall inure to the benefit of the Licensor; and
     (d) the Licensed Marks have not yet been registered in the Territory.
3. RESTRICTIONS ON USE
     Licensee hereby agrees that it will:
     (a) not contest or assist another in contesting the validity, ownership or enforceability of any of the Licensed Marks or do anything that may disparage the Licensed Marks or dilute the value of the goodwill attached to any of the Licensed Marks;
     (b) at all times use its best efforts to preserve the value, reputation and validity of the Licensed Marks;
     (c) not allow any third party to use the Licensed Marks;
     (d) cooperate fully and in good faith with Licensor for the purpose of securing or protecting Licensor’s rights in and to the Licensed Marks, including, without limiting the generality of the foregoing, the execution of documents or the provision of labels, advertising or other materials to Licensor at Licensor’s request; and
     (e) use the Licensed Marks only in connection with the Software and the Services.
4. WARRANTIES
     (a) Licensor hereby represents and warrants, that Licensor exclusively owns and possess all right, title and interest to the Licensed Marks, free and clear of any lien, license or other restriction or limitation. To Seller’s Knowledge use of the Licensed Marks does not and will not infringe any third-party’s Intellectual Property and that Licensor has the right to grant the license granted to Licensee hereunder.
5. QUALITY CONTROL, MAINTENANCE, ENFORCEMENT
     (a) Quality Control, Maintenance.
          (i) All use of the Licensed Marks by Licensee shall be in accordance with Licensor’s reasonable policies or guidelines regarding advertising and trademark usage as established from time to time and provided to Licensee in writing. Licensor shall provide policies or guidelines to Licensee on use of the Licensed Marks within thirty (30) days from the execution of the Agreement.
          (ii) Licensor hereby covenants to Licensee that it will apply for registrations for the Licensed Marks in the Territory, and maintain current and future registrations that support the Licensed Marks, including filing any renewals or other documentation as may be necessary.

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          (iii) Any proposed use of the Trademarks by Licensee shall be submitted to Licensor for approval at least twenty (20) days prior to the use of the Licensed Marks by Licensee, such approval not to be unreasonably withheld.
          (iv) Licensee shall provide to Licensor, no less than quarterly or as reasonably requested from time to time by Licensor, two (2) copies of all advertisements, promotional literature, and other marketing materials that use or contain the Licensed Marks.
          (v) Licensor shall have the right to inspect the premises of License from time to time during normal business hours and upon reasonable notice, in order to observe the performance of the Services and the use of the Software to ensure compliance with the use of the Licensed Marks pursuant to this Agreement.
     (b) Enforcement by Licensor.
          (i) Licensor shall have the right, in its sole discretion, to initiate, control, and settle a suit or other legal proceedings in its name or, if appropriate, in the names of Licensee and Licensor, to enforce and defend the Licensed Marks in the Territory or outside of the Territory if Licensor in its sole discretion determines that any potential or actual infringement substantially impacts its rights to the Licensed Marks. Licensor shall promptly notify Licensee in writing of any potential or actual infringement or unlawful use of the Licensed Marks that Licensor becomes aware of in the Territory. Likewise, Licensee shall promptly notify Licensor in writing of any potential or actual infringement or unlawful use of the Licensed Marks that Licensee becomes aware of in the Territory.
          (ii) Licensor will pay the costs and fees of any suit or proceeding brought by Licensor to enforce and defend the Licensed Marks and any monies recovered by suit or settlement or otherwise from such suit or proceeding will be the sole property of Licensor. Licensor shall keep Licensee informed as to the progress of any such suit or proceeding, and Licensee shall have the right to participate in any such suit or proceeding, at Licensee’s expense.
     (c) Enforcement by Licensee.
          (i) Within 30 days of Licensor providing written notice of potential or actual infringement or unlawful use to Licensee, or within 20 days from receiving written notice of potential or actual infringement or unlawful use from Licensee, Licensor shall provide Licensee with a written statement of whether it intends to invoke its rights under Section 5(b) of this Agreement.
          (ii) If Licensor elects not to invoke its rights, Licensee shall have the right, in its sole discretion, to initiate and control a suit or other legal proceeding in its name or, if appropriate, in the names of Licensee and Licensor, to enforce and defend the Licensed Marks in the Territory or outside of the Territory, if Licensee in its sole discretion determines that any potential or actual infringement substantially impacts its rights to the Licensed Marks. Any settlement proposal must be consented to in writing by Licensor, such consent not to be withheld unreasonably. Licensee will cover the costs of any suit or proceeding brought by Licensee to enforce and defend the Licensed Marks, and any monies recovered by suit or settlement or otherwise shall be the sole property of the Licensee. Licensee shall keep Licensor informed of the status of any suit or proceeding brought by Licensee relating to the Licensed Marks.
6. INDEMNITY
     Licensee agrees to defend, indemnify and hold Licensor, its employees, agents, officers, directors, managers, shareholder, members or representatives or any one of them, or any affiliate of Licensor or its respective

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officers, managers, directors, employees, shareholders, members, agents or representatives or any one of them, harmless from and against any and all claims, actions, demands, proceedings, suits, awards, judgments, costs (including reasonable attorney fees), expenses and liabilities incurred in connection with, arising from, or in any way connected with: (i) any breach by Licensee of this Agreement; (ii) the marketing, sale or performance of the Services by Licensee; or (iii) the use of the Licensed Marks by Licensee.
     Licensor agrees to defend, indemnify and hold Licensee, its employees, agents, officers, directors, managers, shareholder, members or representatives or any one of them, or any affiliate of Licensee or its respective officers, managers, directors, employees, shareholders, members, agents or representatives or any one of them, harmless from and against any and all claims, actions, demands, proceedings, suits, awards, judgments, costs (including reasonable attorney fees), expenses and liabilities incurred in connection with, arising from, or in any way connected with any breach by Licensor of this Agreement.
7. TERM AND TERMINATION
     This Agreement shall commence on the Effective Date and may be terminated by Licensor if: (a) Licensee breaches its obligations hereunder, and such breach is not remedied within 30 days following written notice to Licensee of such breach; or (b) Licensee becomes insolvent, files a petition for bankruptcy or an involuntary petition in bankruptcy is filed against Licensee and it is not dismissed within thirty (30) days of such filing; or (c) Licensee makes an assignment for the benefit of its creditors, or is subject to the appointment of a trustee, receiver or other custodian for its property. This Agreement shall also terminate automatically if the Software License Agreement is terminated for any reason. Upon termination of this Agreement, Licensee shall immediately cease to use the Licensed Marks and shall return to Licensor or destroy, at Licensor’s option, copies of all materials containing the Licensed Marks in Licensee’s direct or indirect possession or control, and provide written certification of same by one of Licensee’s officers.
8. GENERAL
     a) Headings/Counterparts. Section headings are for convenience only. This Agreement may be executed in one or more counterparts, each of which shall for all purposes are deemed to be an original and all of which shall constitute the same instrument.
     b) Consent. Wherever consent or other approval is required, such consent shall not be unreasonably withheld or delayed; provided, however, it shall not be considered unreasonable for Licensor to withhold its consent if consent could serve to jeopardize the confidentiality of and/or Licensor’s interests in TeleTech IP.
     c) Assignment. Licensee shall not assign this Agreement without the prior written consent of Licensor; provided however that no consent shall be required in the event of an assignment of this Agreement by Licensee (i) to an affiliate of Licensee, or (ii) in connection with a merger, reorganization or sale of substantially all of the assets of Licensee.
     d) Force Majeure. Except for obligations of confidentiality and payment, neither Party shall be liable for any delay or failure in performance if caused by any factor beyond its reasonable control, and performance shall be deferred until such cause of delay is removed.
     e) No Agency. Nothing herein shall make either Party the agent of the other for any purpose whatsoever. The Parties are independent of each other and this Agreement does not create the relationship of partnership, principal-agent, employer-employee or joint venture between Licensee and Licensor.

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     f) Notices. Notices and other communications required hereunder must be in writing, delivered by hand delivery or nationally recognized overnight courier or certified or registered mail with postage prepaid and addressed to the following addresses:
TeleTech Holdings, Inc.
9197 S. Peoria Street
Englewood, CO 80129
Attention: Chief Financial Officer
Fax:
with copies to:

TeleTech Holdings, Inc.	TeleTech Holdings, Inc.
9197 S. Peoria Street	9197 S. Peoria Street
Englewood, CO 80129	Englewood, CO 80129
Attention: General Counsel	Attention: Assistant General Counsel of Intellectual Property
Fax: 303-397-8677	Fax: 303-397-8677
and:
Aspen Marketing Services, Inc.
1240 North Avenue
West Chicago, IL 60185
Attention: General Counsel
     Notices will be deemed given and delivery will be deemed made, when delivered, if hand delivered, and on the next business day after deposit if sent by nationally recognized overnight courier or 48 hours after being deposited in the mail, if certified or registered mail. Notices may only be sent in this manner unless otherwise agreed to by the Parties.
     g) Waiver. Any failure or delay by either Party in exercising any right or remedy shall not be deemed a waiver of any further, prior, or future right or remedy hereunder.
     h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The invalidity or unenforceability of any provision shall not constitute a failure of consideration hereunder.
     i) Entire Agreement/Modification. This Agreement and its Exhibits together constitute the entire agreement between Licensor and Licensee, and supersede all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. No other agreements shall be effective to change, modify, or terminate this Agreement in whole or in part unless in writing specifically referencing this Agreement and duly signed by authorized representatives of both Parties. No terms, provisions or conditions of any purchase order, invoice or other business form or written authorization used by either Party will have any effect on the rights, duties or obligations of the Parties under, or otherwise modify, this Agreement, regardless of any failure of either Party to object to such terms, provisions or conditions. In case of any conflict between this Agreement and (i) any Exhibit or other attachment hereto or (ii) that certain Asset Purchase Agreement dated as ___, 2007 by and among the Parties and Newgen Results Corporation, Carabunga.com, Inc. and Newgen Results Canada, Ltd., the provisions of this Agreement shall control.

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     j) Counterparts, Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the Parties named below have duly executed or caused to be duly executed a counterpart of this Agreement. A signature on a copy of this Agreement received by either Party by facsimile is binding upon the other Party as an original. Both Parties agree that a photocopy of such facsimile may also be treated by the Parties as a duplicate original.

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives, and each represents and warrants to the other that it is legally free to enter in to this Agreement.

ASPEN MARKETING SERVICES, INC.	TELETECH HOLDINGS, INC.

Signed By:	Signed By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

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SCHEDULE 1
1. Licensed Marks
Trademarks and service marks under United States Trademark Application Serial No. 77/263,087 for the “IDENTIFY!” mark, and Serial No. 777/263,226 for the “IDENTIFY! PLUS” mark.
2. Licensed Services
Licensee may use the Licensed Marks solely in connection with the use of the Software as provided in the Software License Agreement.
3. Territory
Licensee may use the Licensed Marks solely in the Territory as in the Software License Agreement.
4. Fields of Use
Licensee may use the Licensed Marks solely in the Automotive Field of Use and the Non-Automotive Field of Use as defined in the Software License Agreement.
6574\70\1079171

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